Exhibit 99.2

February 27, 2015

Diligent Board Member Services Announces Fourth Quarter and Fiscal Year 2014 Financial Results

Fourth Quarter total revenue of $US 22.2 million, up 22% year-over-year

Fiscal Year 2014 total revenue of $US 83.1 million, up 28% year-over-year

February 27, 2015 —Diligent Board Member Services, Inc. (“Diligent” or the “Company”) (NZX: DIL) (www.boardbooks.com), provider of the world’s most widely used secure board portal, today announced financial results for the fourth quarter and fiscal year ended December 31, 2014.

Alessandro Sodi, President and Chief Executive Officer of Diligent, stated, “We ended 2014 on a high note generating fourth quarter revenue that exceeded the high-end of our guidance range and full year revenue growth of 28% year-over-year. Our results demonstrate strong demand for Diligent Boardbooks and the continued execution of our growth strategy.”

Mr. Sodi continued, “Looking to 2015, we will continue to make investments to strengthen our leading solution, as we also work to introduce new and complimentary use cases and expand our global sales and marketing platforms to position Diligent for its next stage of growth. Consistent with this strategy, we plan to introduce a new SaaS collaboration solution called DiligentTeams during the third quarter of 2015. The launch of DiligentTeams will be an important milestone in the evolution of the Company, as we look to extend our best-of-breed technology beyond the boardroom and deliver even greater value to our customers.”

Fourth Quarter 2014 Financial Highlights

•                  Revenue: For the quarter ended December 31, 2014, total revenue was $US 22.2 million, an increase of 22% compared with $US 18.2 million in the prior year.

•                  Gross Profit: Gross profit for the fourth quarter was $US 18.0 million, an increase of 26% compared with $US 14.2 million in the prior year. Gross margin was 81.2% in the fourth quarter of 2014 compared with 78.3% in the prior year period.

•                  Adjusted EBITDA: For the quarter ended December 31, 2014, Adjusted EBITDA was $US 5.5 million, compared with $US 6.4 million in the prior year. Adjusted EBITDA margin was 24.6% in the fourth quarter of 2014 compared with 35.4% in the prior year period.

•                  Net Income: For the quarter ended December 31, 2014, net income was $US 1.8 million, compared with $US 0.6 million in the prior year. Diluted earnings per share were $US 0.01, compared with $US 0.00 in the prior year.

Adjusted Net Income for the fourth quarter was $US 2.5 million, compared with $US 3.7 million in the prior year. Adjusted Net Income per diluted share was $US 0.02, compared with $US 0.03 in the prior year.

Fourth Quarter and Recent Business Highlights

•                  Boardbooks Users and Client Agreements: During the fourth quarter of 2014, the number of Diligent Boardbooks® users increased by approximately 5,100 to 92,781 users. As of December 31, 2014, total client agreements exceeded 3,000.

•                  Revenue Retention Rate: In the fourth quarter, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) continued to exceed 95%; which the Company believes places it among the best-in-class for SaaS companies.

Industry Awards: Diligent was recently honored with two awards for its customer service and support excellence. In December 2014, Diligent was named a gold winner in the “Most Customer Friendly Company of the Year” category in the Best in Biz Awards 2014. In January 2015, Diligent was awarded an International Service Excellence Award from the Customer Service Institute of America.

Fiscal Year 2014 Financial Highlights

•                  Revenue: For the year ended December 31, 2014, total revenue was $US 83.1 million, an increase of 28% compared with $US 64.8 million in the prior year.

•                  Gross Profit: Gross profit for the year ended December 31, 2014 was $US 67.1 million, an increase of 30% compared with $US 51.8 million in the prior year. Gross margin for the year ended December 31, 2014 was 80.7% compared with 80.0% in the prior year.

•                  Adjusted EBITDA: For the year ended December 31, 2014, Adjusted EBITDA was $US 24.6 million, an increase of 10% compared with $US 22.4 million in the prior year. Adjusted EBITDA margin for the year ended December 31, 2014 was 29.6% compared with 34.6% in the prior year.

•                  Net Income: For the year ended December 31, 2014, net income was $US 8.9 million, an increase of 43% compared with $US 6.3 million in the prior year. Diluted earnings per share were $US 0.07 for the year ended December 31, 2014, compared with $US 0.05 in the prior year.

Adjusted Net Income for the year ended December 31, 2014 was $US 12.9 million, an increase of 1% compared with $US 12.8 million in the prior year. Adjusted Net Income per diluted share was $US 0.11 for the year ended December 31, 2014, compared with $US 0.11 in the prior year.

•                  Balance Sheet and Cash Flow: As of December 31, 2014, Diligent had $US 70.8 million in cash and cash equivalents and short term investments and no bank debt, compared with $56.1 million in cash and cash equivalents and short-term investments as of Dec 31, 2013.

The Company generated $US 24.4 million in cash from operations and invested $US 7.2 million in capital expenditures, yielding free cash flow of $US 17.2 million for the year ended December 31, 2014. Free cash flow was $US 23.8 million in fiscal 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of the date of this announcement, Diligent’s guidance for its first quarter and full year 2015 is as follows:

•                  First Quarter 2015: The Company expects revenue to be between $US 22.5 million and $US 22.7 million, or an increase of 18% to 19% year-over-year.

•                  Full Year 2015: The Company expects revenue to be between $US 97.0 million and $US 99.0 million, or an increase of 17% to 19% in comparison to full year 2014. Diligent expects adjusted EBITDA margin for full year 2015 to be between 24% and 26%.

Quarterly Conference Call

Diligent will host a conference call at 9:30 a.m. NZDT on March 2, 2015 (3:30 p.m. US ET on March 1) to review the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2014. To access this call participants should dial 0800 452 092 (New Zealand), 1-855-327-6837 (U.S.) or +1-778-327-3988 (international). A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://investor.boardbooks.com/investor-relations/events-and-presentations/. A replay of this conference call can also be accessed through March 9, 2015 at 9:00 a.m. USET, by dialing 0800 452 092 (New Zealand), 1-800-319-6413 (U.S.). The replay pass code is 78523.

About Diligent

Over 92,000 individual directors, executives and board teams worldwide rely on Diligent Board Member Services, Inc. (NZX: DIL) to speed and simplify how board materials are produced, delivered, reviewed and voted on. Providing the world’s most widely used secure board portal via iPad, Windows devices and browsers — Diligent has pioneered ease of use, stringent security, and superior training and support since 2001. Diligent Boardbooks provides directors and management with immediate access to their most time sensitive and confidential information along with the tools to review, discuss and collaborate on it. It also helps administrative staff accelerate production and delivery, and corporate executives streamline board communications and decisions.

Diligent uses the Software-as-a-Service (SaaS) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup.

Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, costs associated with the investigation and restatement of our historical financial statements, and non-recurring costs related to the CEO’s performance cash awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non-cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and non-recurring costs related to the CEO’s performance cash awards and restatement bonuses, net of tax.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the first quarter and full year 2015 and the anticipated release of the Diligent Teams product. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Board Member Services, Inc.’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K/A filed with the SEC on May 20, 2014.

Investor inquiries:	Media inquiries:

Sonya Joyce Ph: + 64 4 894 6912	Geoff Senescall Ph: + 64 21 481 234

Diligent Board Member Services, Inc.

Schedule 1: Unaudited Condensed Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues	$22,161	$18,184	$83,054	$64,757
Cost of revenues (excluding depreciation and amortization)	4,174	3,942	16,001	12,959
Gross profit	17,987	14,242	67,053	51,798

Operating expenses:
Selling and marketing	3,749	2,528	11,833	9,617
General and administrative (1)	7,285	6,473	28,371	20,137
Research and development	2,766	1,409	8,025	4,497
Depreciation and amortization	831	515	2,784	1,645
Investigation and restatement	—	2,289	916	5,571
Total operating expenses	14,631	13,214	51,929	41,467

Operating income	3,356	1,028	15,124	10,331

Other expense, net:
Interest expense, net	(75)	(33)	(45)	(91)
Foreign exchange transaction loss	(50)	(87)	(75)	(236)
Total other expense, net	(125)	(120)	(120)	(327)

Income before provision for income taxes	3,231	908	15,004	10,004
Income tax expense	1,456	259	6,078	3,744
Net income	$1,775	$649	$8,926	$6,260

Accrued preferred stock dividends	(82)	(89)	(335)	(359)
Net income attributable to common stockholders	$1,693	$560	$8,591	$5,901

Earnings per share:
Basic	$0.01	$0.00	$0.07	$0.05
Diluted	$0.01	$0.00	$0.07	$0.05
Weighted average shares outstanding:
Basic	117,791	116,443	117,109	116,427
Diluted	122,160	121,215	121,117	121,729

(1)         Within general and administrative expenses Diligent has recorded expense of $US 0 and $US 2.1 million for the CEO’s performance cash awards and $US 0 and $US 708,000 for restatement bonuses for the three and twelve months ended December 31, 2014, respectively.  For the three and twelve months ended December 31, 2013, Diligent has recorded expense of $US 1.1 and $US 2.1 million for the CEO’s performance cash awards and $US 228,000 and $US 228,000 for restatement bonuses, respectively.

Diligent Board Member Services, Inc.

Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$70,809	$43,583
Short-term investments	—	12,497
Accounts receivable, net	1,754	1,750
Deferred commissions	1,353	1,532
Prepaid expenses and other current assets	3,233	1,936
Deferred tax assets	2,768	3,111
Income tax receivable	—	1,430
Total current assets	79,917	65,839

Property and equipment, net	12,203	8,228
Intangible assets, net	260	—
Deferred tax assets	6,804	3,607
Security deposits	801	676
Other assets	436	—
Total assets	$100,421	$78,350

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,197	$2,402
Accrued expenses and other liabilities	11,468	8,856
Income taxes payable	1,552	—
Deferred revenue	32,238	27,428
Obligations under capital leases	623	847
Total current liabilities	48,078	39,533

Non-current liabilities:
Deferred revenue, less current portion	12,138	10,471
Obligations under capital leases	34	767
Other non-current liabilities	3,899	2,634
Total non-current liabilities	16,071	13,872
Total liabilities	64,149	53,405
Commitments and contingencies	—	—
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 and 32,667,123 shares issued and outstanding (liquidation value $4,835)	3,000	3,261
Stockholders’ equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 86,895,778 and 83,776,155 shares issued and outstanding	87	84
Additional paid-in capital	32,635	28,861
Retained earnings/(accumulated deficit)	1,706	(7,220)
Accumulated other comprehensive loss	(1,152)	(41)
Total stockholders’ equity	33,272	21,684
Total liabilities, redeemable preferred stock and stockholders’ equity	$100,421	$78,350

Diligent Board Member Services, Inc.

Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

(In $US thousands)

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income	$8,926	$6,260
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(2,855)	(1,278)
Excess tax benefits realized from share-based compensation	(154)	(302)
Depreciation and amortization	2,784	1,645
Share-based compensation	3,033	2,581
Changes in operating assets and liabilities:
Accounts receivable	(3)	(209)
Deferred commissions	180	549
Prepaid expenses and other current assets	(1,297)	(871)
Security deposits	—	11
Other non-current assets	(436)	—
Accounts payable and accrued expenses	3,293	4,677
Income taxes payable	3,135	(2,518)
Deferred revenue	6,477	13,964
Other non-current liabilities	1,344	2,508
Other	—	45
Net cash provided by operating activities	24,427	27,062
Cash flows from investing activities:
Purchases of short-term investments	—	(17,495)
Proceeds from maturity of short-term investments	12,497	5,101
Restricted cash-security deposits	(124)	(462)
Purchases of property and equipment	(6,964)	(3,309)
Purchases of intangible assets	(275)	—
Net cash provided by (used in) investing activities	5,134	(16,165)
Cash flows from financing activities:
Payment of preferred stock dividend	(359)	(120)
Proceeds from exercise of stock options	19	73
Excess tax benefits realized from share-based compensation	154	302
Repayments of obligations under capital leases	(956)	(626)
Payments of obligations under software licensing agreements	(82)	(145)
Net cash used in financing activities	(1,224)	(516)
Effect of exchange rates on cash and cash equivalents	(1,111)	(109)
Net increase in cash and cash equivalents	27,226	10,272
Cash and cash equivalents at beginning of year	43,583	33,311
Cash and cash equivalents at end of year	$70,809	$43,583

Diligent Board Member Services, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Operating Income	$3,356	$1,028	$15,124	$10,331
(+) D&A	$831	$515	$2,784	1,645
EBITDA	$4,187	$1,543	$17,908	$11,976
(+) Investigations & Restatement	0	2,289	916	5,571
(+) CEO Performance Cash Awards and Restatement Bonuses	0	1,253	2,756	2,277
(+) Stock Based Comp	1,265	1,356	3,033	2,581
Adj. EBITDA	$5,452	$6,441	$24,613	$22,405
Adj. EBITDA Margin	24.6%	35.4%	29.6%	34.6%

(1)         Adjusted EBITDA is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and the CEO’s performance cash awards and restatement bonuses.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net Income	$1,775	$649	$8,926	$6,260
(+) Investigations & Restatement	0	2,289	916	5,571
(+) CEO Performance Cash Awards and Restatement Bonuses	0	1,253	2,756	2,277
(+) Stock Based Comp	1,265	1,356	3,033	2,581
(-) Income tax effect of adjustments	(512)	(1,832)	(2,714)	(3,900)
Adj. NET INCOME	$2,528	$3,715	$12,917	$12,789

Weighted average shares outstanding Basic	117,791	116,443	117,109	116,427
Weighted average shares outstanding Diluted	122,160	121,215	121,117	121,729
Earnings per share Basic:	$0.02	$0.03	$0.11	$0.11
Earnings per share Diluted:	$0.02	$0.03	$0.11	$0.11

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non-cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and the CEO’s performance cash awards and restatement bonuses, net of tax.